------------------
                                                                 EXHIBIT 99.1
                                                              ------------------

COMMUNITY WEST BANCSHARES
[GRAPHIC OMITED]

445 PINE AVENUE, GOLETA, CA  93117

FOR IMMEDIATE RELEASE
CONTACT:     CHARLES G. BALTUSKONIS, EVP/CFO
PHONE:       805-692-5821
E-MAIL:      CBALTUSKONIS@COMMUNITYWESTBANK.COM
URL:         HTTP://WWW.COMMUNITYWESTBANK.COM
SYMBOL:      CWBC  (NASDAQ)

COMMUNITY WEST BANCSHARES POSTS 21% PRETAX PROFIT INCREASE FOR 2006 Q3 AND 22% INCREASE FOR 2006 NINE-MONTH PERIOD

NET INCOME FOR 2006 Q3 IS $1,491,000, OR $.25 PER SHARE DILUTED, COMPARED TO $2,151,000, OR $.36 PER SHARE DILUTED FOR 2005 Q3; 2005 Q3 INCLUDED AN INCOME
TAX  CREDIT  OF  $914,000,  OR  $.15  PER  SHARE  DILUTED

Goleta, California, October 24, 2006 - Community West Bancshares (Company) (NASDAQ: CWBC), parent company of Community West Bank, today reported net income of $1,491,000, or $.25 per share diluted, for the quarter ended September 30, 2006 (2006 Q3), compared to $2,151,000, or $.36 per share diluted, for the quarter ended September 30, 2005 (2005 Q3). For the nine months ended September 30, 2006, the Company reported net income of $4,039,000, or $.67 per share diluted, compared to $4,248,000, or $.72 per share diluted, for the nine months ended September 30, 2005. The results for both the 2005 Q3 and nine months ended September 30, 2005 included an income tax credit related to resolution of potential tax issues of $914,000, or $.15 per share diluted.

NET  INTEREST  INCOME
---------------------

Net interest income for the comparative quarter ended September 30, 2006 increased by $922,000.

Total interest income for the comparative quarter ended September 30, 2006 increased by $2,625,000. $1,717,000 of the increase is attributed to the strong comparative growth in interest-earning assets, primarily in the commercial lending, SBA and manufactured housing portfolios, partially offset by the decrease in securitized loans; and, $908,000 of the increase is attributed to higher interest rates.

Interest expense on deposits for the comparative three-month period increased by $1,472,000. $838,000 of the increase is attributed to interest-bearing deposit growth and $634,000 is attributed to higher interest rates. Interest expense on borrowings increased $231,000, which is primarily rate-related.

PROVISION  FOR  LOAN  LOSSES
----------------------------

Overall, the general portfolio credit quality continues to be relatively stable and the Company continues to benefit from the low amounts of classified loans and net charge-offs.



NON-INTEREST INCOME AND NON-INTEREST EXPENSES

Non-interest income decreased by $543,000 from 2005 Q3 to 2006 Q3 as the Company recorded declines in gains from loan sales and other loan fees.

The Company continues to efficiently manage non-interest expenses as there was a $105,000 decrease in such expenses, which included a new branch location and pre-opening expenses for another, for the comparative quarterly periods.

                                  BALANCE SHEET

The Company's total assets increased $53.7 million to $498.1 million at September 30, 2006 compared to $444.4 million at December 31, 2005. Net loans increased by $45.6 million and combined liquid assets and investment securities increased by a net of $7.3 million.

On the funding side in 2006, deposits have increased by $27.5 million while FHLB advances have increased by $21.5 million.

                                     CAPITAL

As of September 30, 2006, the Company had $45.6 million in total shareholders' equity, or 9.15% of consolidated total assets, and book value per share was $7.87.

                                DIVIDEND DECLARED

The Board of Directors announced that they have declared a regular quarterly dividend of $.06 per common share, payable November 17, 2006 to shareholders of record as of the close of business on November 3, 2006. At this quarterly rate, the annual dividend is equivalent to $.24 per common share.

               COMMENTS FROM PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lynda J. Nahra, President and Chief Executive Officer, noted: "Despite a third quarter that was challenging from an economic and competitive perspective, our focus on core competencies allowed us to continue to grow earnings. In October 2006, to better serve our expanding Ventura County market, we opened our fifth branch location in Westlake Village."

                                COMPANY OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has five full-service California branch banking offices, in Goleta, Ventura, Santa Maria, Santa Barbara and Westlake Village. The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending, with loans originating in California, Alabama, Colorado, Florida, Georgia, North Carolina, Oregon, South Carolina, Tennessee and Washington.

                          SEE ENCLOSED FINANCIAL TABLES

SAFE  HARBOR  DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except share and per share data)


                                   Three Months Ended September 30,      Nine Months Ended September 30,
                                -------------------------------------  -----------------------------------
                                      2006                2005               2006              2005
                                -----------------  ------------------  ----------------  -----------------
Interest income                 $          10,276  $           7,651   $         28,702  $          21,096
Interest expense                            4,489              2,786             11,913              7,256
                                -----------------  ------------------  ----------------  -----------------
Net interest income                         5,787              4,865             16,789             13,840
Provision for loan losses                      12                (39)               337                396
                                -----------------  ------------------  ----------------  -----------------
Net interest income after
    provision for loan losses               5,775              4,904             16,452             13,444
Non-interest income                         1,453              1,996              4,359              5,681
Non-interest expenses                       4,694              4,799             13,891             13,461
                                -----------------  ------------------  ----------------  -----------------

Income before income taxes                  2,534              2,101              6,920              5,664
Provision for income taxes                  1,043                (50)             2,881              1,416
                                -----------------  ------------------  ----------------  -----------------

      NET INCOME                $           1,491  $           2,151   $          4,039  $           4,248
                                =================  ==================  ================  =================

Earnings per share:
    Basic                       $            0.26  $            0.37   $           0.70  $            0.74
    Diluted                                  0.25               0.36               0.67               0.72

Weighted average shares:
    Basic                               5,787,097          5,745,150          5,778,234          5,743,827
    Diluted                             6,007,513          5,930,565          5,994,992          5,924,866

***************************************************************************************

Selected average balance sheet items
------------------------------------

Average assets                  $         482,633  $         405,545   $        464,508  $         382,143
Average gross loans                       421,512            347,398            403,015            327,324

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except share and per share data)

                                                            September 30,    December 31,
                                                                2006             2005
                                                           ---------------  --------------
Cash and cash equivalents                                  $       19,973   $      13,732
Interest-earning deposits in other financial institutions             630             532
Investment securities                                              32,306          31,296
Loans:
  Held for sale                                                    65,629          60,506
                                                           ---------------  --------------
  Held for investment                                             365,400         324,965
    Less: Allowance                                                (3,898)         (3,954)
                                                           ---------------  --------------
    Net held for investment                                       361,502         321,011
                                                           ---------------  --------------
      NET LOANS                                                   427,131         381,517
                                                           ---------------  --------------

Other assets                                                       18,089          17,277
                                                           ---------------  --------------

      TOTAL ASSETS                                         $      498,129   $     444,354
                                                           ===============  ==============

Deposits                                                   $      361,769   $     334,238
FHLB advances                                                      85,000          63,500
Other liablities                                                    5,762           4,381
                                                           ---------------  --------------
      TOTAL LIABILITIES                                           452,531         402,119

Stockholders' equity                                               45,598          42,235
                                                           ---------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                           $      498,129   $     444,354
                                                           ===============  ==============

Shares outstanding                                              5,792,818       5,751,313

Book value per share                                       $         7.87   $        7.34

******************************************************************************************

Nonaccrual loans                                           $        5,683   $       6,797
SBA guaranteed portion                                             (3,365)         (4,332)
                                                           ---------------  --------------

Nonaccrual loans, net                                      $        2,318   $       2,465
                                                           ===============  ==============